UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 31, 2005

                                  SCHAWK, INC.
             (Exact Name of Registrant as Specified in its Charter)

                          ----------------------------

                 DELAWARE                              1-09335                          36-2545354
       (State or other jurisdiction           (Commission file number)               (I.R.S. employer
            of incorporation)                                                      identification no.)

             1695 RIVER ROAD
             DES PLAINES, IL                                                              60018
 (Address of principal executive offices)                                               (Zip Code)

       Registrant's telephone number, including area code: (847) 827-9494

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

         [  ]     Written communications pursuant to Rule 425 under the
                  Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
                  Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
                  under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
                  under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
            ------------------------------------------

         On May 31, 2005, the Option/Compensation Committee (the "Committee") of Schawk, Inc. (the "Company") approved new base salaries, cash bonus levels and long-term incentive compensation parameters for certain of the Company's named executive officers and for certain other officers. The Committee based the new compensation arrangements on an analysis of compensation levels for executives at comparable companies. Below is a description of the new compensation arrangements, as adopted by the Committee.

         Base Salaries and Cash Bonuses. The 2005 base salaries for David A. Schawk, President and Chief Executive Officer, A. Alex Sarkisian, Chief Operating Officer, and James J. Patterson, Chief Financial Officer (each a named executive officer as defined by Item 402(a)(3) of Regulation S-K), were increased effective as of February 1, 2005. As approved, the Committee also established for Messrs. Schawk, Sarkisian and Patterson and certain other officers new target bonus amounts, which will be calculated as a percentage of each officer's base salary. For each officer, 90% of such bonus will be based on the Company meeting consolidated net income targets and the remaining 10% will be based on such officer's attainment of certain individual goals. Bonus amounts are subject to increase if performance exceeds established targets up to a maximum bonus amount. The 2005 base salary, target potential bonus and maximum potential bonus for each of the following named executive officers is as follows:

                                                                2005 Annual Bonus Payment as a
                                                                    Percentage of Base Salary
                                                                -----------------------------
             Name/Title                   2005 Base Salary      Target                Maximum
             ----------                   ----------------      ------                -------

David A. Schawk,
  President and Chief Executive               $550,000            75%                  100%
  Officer
A. Alex Sarkisian
  Executive Vice President and
  Chief Operating Officer                     $345,000            60%                   90%
James J. Patterson,
  Senior Vice President and Chief
  Financial Officer                           $265,000            60%                   90%

         Long-term Incentive Compensation. The Committee approved new long-term incentive compensation parameters for certain named executive officers and certain other officers. The Company's long-term compensation goals for each officer will be fulfilled through awards of performance units, which represent opportunities to earn cash payments, stock options and restricted stock. The mix of these components will vary for each officer based on factors such as alignment with stockholders' interests, retention concerns, internal performance measures and tax, accounting and dilution considerations.

         Awards of stock options and restricted stock, when granted, will be made under the Company's 2003 Equity Option Plan. As proposed, stock options to be awarded under this program will generally vest in three equal annual installments beginning on the first anniversary of the grant date. Restricted stock to be awarded under this program will vest on the third anniversary of the grant date. Performance units awarded under the program will be based on the Company meeting certain performance targets during a two-year or three-year period. Four performance periods, or cycles, have been established: fiscal years 2005-2006, 2005-2007, 2006-2008 and 2007-2009. Performance units for the
2005-2006 and 2005-2007 cycles will be measured on a running average of the Company's earnings per share and operating profit. The performance measures for the 2006-2008 and 2007-2009 cycles will be established at a later date.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SCHAWK, INC.


Date:  June 6, 2005                          By: /s/ James J. Patterson
                                                 -------------------------------
                                                 James J. Patterson
                                                 Senior Vice President and Chief
                                                 Financial Officer